REVOLVING LOAN AGREEMENT
FOR CATALYSY LIGHTING GROUP, INC.

THIS REVOLVING LOAN AGREEMENT (the “Agreement”) is made and entered into as of August 22, 2007, by and among Keating Investments, LLC, a Delaware limited liability company (the "Lender") and Catalyst Lighting Group, Inc. a Delaware corporation (the “Borrower").

1. The Lender agrees to make advances to the Borrower from time to time at the request of the Borrower. The advances outstanding shall not exceed $30,000.

2. The Borrower shall repay the outstanding advances from time to time, in whole or in part. All advances outstanding shall be due and payable in full on October 22, 2007.

3. The advances shall bear interest commencing September 22, 2007 at a rate of 6% per annum.

4. The parties hereto shall maintain a schedule of advances and payments hereunder which is attached hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CATALYSY LIGHTING GROUP, INC.

By:	/s/ Kevin R. Keating
Kevin R. Keating, Chief Executive Officer

KEATING INVESTMENTS, LLC

By:	/s/ Timothy J. Keating
Timothy J. Keating, President

Schedule of Advances and Payments

Date	Advance	Payment	Balance Outstanding
8/27/07	$25,000.00	0	$25,000.00
9/5/07	$5,000.00	0	$30,000.00
9/19/07	0	$30,000.00	0